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                                                                    EXHIBIT 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 2, 1999, except for Note 5 as to which the date is April 22, 1999, included in the Proxy Statement of fine.com International Corp. that is made a part of the Registration Statement (Form S-4) and Prospectus of ARIS Corporation, for the registration of shares of its common stock.

                                    ERNST & YOUNG LLP


Seattle, Washington
August 2, 1999